EXHIBIT n.4

Report of Independent Registered Public Accounting Firm on

Financial Statement Schedule

To the Board of Directors and Shareholders

of Hercules Technology Growth Capital, Inc.:

Our audit of the consolidated financial statements as of and for the year ended December 31, 2010 and of the effectiveness of internal control over financial reporting as of December 31, 2010 referred to in our report dated March 25, 2011 (which contains an adverse opinion on the effectiveness of internal control over financial reporting) appearing in the accompanying registration statement on Form N-2 of Hercules Technology Growth Capital, Inc. also included an audit of the senior securities table as of December 31, 2010 appearing on page 105. In our opinion, the senior securities table as of December 31, 2010 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

April 29, 2011